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                      FAIRCHILD SEMICONDUCTOR CORPORATION

                       EXCHANGE OFFER FOR ALL OUTSTANDING
             10 1/2% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2009
                              IN EXCHANGE FOR NEW
             10 1/2% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2009

To Our Clients:

     Enclosed for your consideration is a prospectus dated April 30, 2001 ( the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Fairchild Semiconductor Corporation (the "Issuer") to exchange its 10 1/2% Senior Subordinated Notes Due February 1, 2009, which have been registered under the Securities Act of 1933, as amended, for its outstanding 10 1/2% Senior Subordinated Notes Due February 1, 2009 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the registration rights agreement in respect of the Old Notes, dated January 26, 2001, by and among the Issuer, the guarantors and the initial purchasers referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on May 30, 2001 (the "Expiration Date"), unless extended by the Issuer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Certain Conditions to the Exchange Offer."

     3. Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of Old Notes from the holder of Old Notes to the Issuer will be paid by the Issuer.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on May 30, 2001, unless extended by the Issuer.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Fairchild Semiconductor Corporation with respect to their Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

     Please tender the Old Notes held by you for my account as indicated below:

                                                 AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES
10 1/2% Senior Subordinated Notes Due         $
  February 1, 2009                            ------------------------------------------
[ ] Please do not tender any Old Notes
    held by you for my account
Dated: __________, 2001                       ------------------------------------------
                                                             Signature(s)

                                              ------------------------------------------

                                              ------------------------------------------
                                                      Please print name(s) here

                                              ------------------------------------------

                                              ------------------------------------------

                                              ------------------------------------------
                                                             Address(es)

                                              ------------------------------------------
                                                    Area Code and Telephone Number

                                              ------------------------------------------
                                                Tax Identification or Social Security
                                                                No(s).

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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